SECTION 116 HOLDBACK AGREEMENT

        THIS AGREEMENT is made and entered into effective this 17th day of November, 2003, between and among XML - GLOBAL TECHNOLOGIES, INC., a Colorado corporation ("XMLG"), XML TECHNOLOGIES INC., a Nevada corporation (together with XMLG, "XML") and XENOS GROUP INC., an Ontario corporation ("Xenos").

RECITALS

        A.        Effective August 21, 2003, XML and Xenos entered into a Purchase and Sale Agreement (the "Purchase Agreement"), pursuant to which XML agreed to sell to Xenos substantially all of their business assets.

        B.        XML are both non-residents of Canada under the Income Tax Act (Canada) (the "Tax Act") and have agreed to apply to the Minister of National Revenue under section 116 of the Tax Act for a certificate (the "Certificate").

        C.        The parties acknowledge that the gross Purchase Price of the Assigned Assets sold by XML to Xenos as allocated amongst the Acquired Assets pursuant to the Purchase Agreement aggregated C$4,487,500 and that, Xenos is obliged to withhold C$1,121,875 of the Purchase Price payable to the non-resident vendor (the "Holdback") in respect of the Assigned Assets pending a receipt of the Certificate, failing which it is obliged to pay the Holdback to the Canada Customs and Revenue Agency (the "Agency").

        D.        Under section 2.6 of the Purchase Agreement, an aggregate of 1,000,000 of Xenos common shares (the "Escrowed Shares"), representing a portion of the Purchase Price to be paid by Xenos to XML under the Purchase Agreement, are to be held by Borden Ladner Gervais LLP as escrow agent ("Escrow Agent") under an escrow agreement (the "Escrow Agreement"), to be released after the expiration of 12 months from the Closing Date of the Purchase Agreement.

        E.        The parties desire to enter into this Agreement to accommodate the application of XML to obtain the Certificate in a manner which will facilitate the Closing of the Purchase Agreement as of the Closing Date.

        F.        Capitalized but undefined terms used in this Agreement shall have the meaning attributed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties hereto agree as follows:

1.        The Holdback shall be secured by the Escrowed Shares registered in the name of XML which are subject, from time to time, to the Escrow Agreement.

2.        If XML shall deliver the Certificate to the Escrow Agent on or before December 31, 2003 (the "Deadline Date") then the security interest in the Escrowed Shares for the purposes of the Holdback shall be forever released from the provisions of this Agreement but the Escrowed Shares shall continue to be subject to the terms of the Escrow Agreement.

3.        If a Certificate is not delivered by XML to the Escrow Agent on or before December 31, 2003 then, subject to section 6 herein, the Escrow Agent shall notify XML and Xenos to such effect (the "Non-Delivery Notice"). All notices under this Agreement, including the Non-Delivery Notice, shall be given in accordance with section 7.2 of the Purchase Agreement except that all notices to XML should be addressed to XML at the following address:    c/o MCSI, Suite 880 - 609 Granville Street, P.O. Box 10321, Pacific Centre, Vancouver, B.C., V7Y 1G5, Canada, Fax No. (604) 685-6940.

4.        Unless XML pays to the Receiver General for Canada the Holdback (or such lesser or greater amount that the Agency accepts or requires) on or before the Deadline Date, then Xenos shall be entitled to pay the Holdback (or such lesser or greater amount that the Agency accepts or requires) in order to obtain a receipt and release in favour of Xenos of its requirements under the Tax Act. If XML makes a payment to the Receiver General for Canada in respect of the holdback, then XML will provide Xenos with a copy of a receipt of payment from the Agency. If Xenos pays the Holdback, Xenos shall then send a notice to the Escrow Agent (the "Release Notice") (with a copy to XML) specifying the amount paid to the Agency and the date on which such payment was made and which Release Notice instructs the Escrow Agent to release to Xenos a Certificate representing that number of Escrow Shares which are required (subject to paragraph 5) to be sold in the open market in an orderly fashion to guarantee sufficient net proceeds of sale to reimburse Xenos fully for the Holdback Amount actually paid by it to the Agency pursuant to this section plus all costs, expenses and charges incurred by Xenos relating to the sale of such shares, including interest at the rate of 1% per annum on the aggregate of all such amounts so paid or incurred by Xenos until reimbursement in full (the "Reimbursed Amount"). The Escrow Agent shall then release the appropriate number of Escrowed Shares to Xenos in accordance with the Release Notice and this Agreement.

5.        Notwithstanding anything herein contained the number of Escrowed Shares which Xenos is entitled to receive pursuant to the Release Notice shall not exceed that number which is equal to the Reimbursed Amount divided by C$3.50. XML shall at all times be entitled to elect to pay to Xenos all or any part of the Reimbursed Amount and the number of Escrowed Shares that Xenos shall be entitled to receive from the Escrow Agent pursuant to the Release Agent shall be reduced accordingly.

6.        Where no Certificate has been delivered by XML to the Escrow Agent prior to the Deadline Date no proceedings pursuant to paragraphs 3 and 4 shall be commenced if XML has delivered to the Escrow Agent and Xenos on or before the Deadline Date a comfort letter issued by the Agency extending the time period under which Xenos is required to remit the Holdback on behalf of XML (the deadline for remittance of the Holdback, as set forth in the comfort letter being hereinafter referred to as the "Extended Deadline Date"). In such case in the event that the Escrow Agent has received the Certificate from XML by the Extended Deadline Date then the security interest in the Escrowed Shares for the purposes of the Holdback shall be forever released from the provisions of this Agreement but the Escrowed Shares shall continue to be subject to the terms of the Escrow Agreement.

7.        If no Certificate has been delivered by XML to the Escrow Agent before the Release Date (as defined in the Escrow Agreement) then Xenos shall be entitled to pay the Holdback (or such lesser amount or greater amount that the Agency accepts or requires) in order to obtain a receipt and release from the Agency of its obligations to remit the Holdback to the Agency and the provisions and the rights of Xenos contained in paragraphs 4 and 5 shall be equally applicable in such event. Any Escrowed Shares released by the Escrow Agent to Xenos under the Release Notice that are not required to be liquidated to satisfy the Reimbursed Amount shall be returned by Xenos to the Escrow Agent for the benefit of XML and the Escrow Agent shall forthwith release to the order of XML certificates representing all remaining Escrowed Shares held pursuant to the Escrow Agreement.

8.        XML acknowledges and agrees that any Escrowed Shares disposed of by Xenos pursuant to the provisions of paragraphs 4, 5 or 7 of this Agreement shall no longer be included in the number of Xenos shares entitled to the Price Guarantee contained in section 2.5 of the Purchase Agreement and the said section is hereby deemed to be amended accordingly.

9.        It is expressly agreed and understood by the parties that the Escrow Agent acts under this Agreement as an accommodation to XML and is a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it or for the form of execution of the instrument or for the authority, identity or right of any person executing or depositing any notice or instrument.

10.        XML and the Xenos shall reimburse the Escrow Agent on an equal basis for any and all reasonable expenses incurred by the Escrow Agent in the discharge of its duties under this Agreement and shall indemnify, defend and hold the Escrow Agent harmless from any and all loss, damage, claims, liabilities and other costs and expenses of any kind and nature that may be incurred by the Escrow Agent by reason of its acceptance of, and its performance under, this Agreement. The obligations of XML and Xenos hereunder are several and not joint and several.

11.        The Escrow Agent shall not have any duties or responsibilities except those set forth in this Agreement and shall not incur any liability in acting on any signature, notice, request, consent, receipt or other document believed by the Escrow Agent, acting reasonably, to be genuine, and subject to the foregoing, the Escrow Agent may assume that any person purporting to give notice hereunder on behalf of either party has been duly authorized to do so.

12.        The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or of its duties hereunder and shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

13.        The Escrow Agent may resign at any time by giving thirty (30) days' prior notice in writing to XML and Xenos, and XML and Xenos shall jointly appoint a replacement in the place of the Escrow Agent, prior to the effective date of resignation of the Escrow Agent, and, in the event of their failure so to do, the Escrow Agent shall make such appointment by written instrument. In the event that the Escrow Agent resigns in accordance with the provisions of this Section 13, the Escrow Agent shall deliver the Escrowed Shares to the escrow agent replacing it hereunder, and such new escrow agent, without further act, shall be vested and have all rights, powers and authority granted to the Escrow Agent hereunder and be subject in all respects to the terms, conditions and provisions hereof.

14.        XML hereby acknowledges that Borden Ladner Gervais LLP acts as legal counsel to Xenos and expressly waives any claim to a conflict of interest in the event that Borden Ladner Gervais LLP acts for and on behalf of Xenos with respect to any claim or matter arising out of or relating to the Purchase Agreement while acting as Escrow Agent hereunder.

15.        This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario, Canada and shall be treated in all respects as an Ontario contract.

16.        This Agreement shall enure to the benefit of and be binding upon, all of the parties hereto and their respective successors and permitted assigns.

17.        This Agreement constitutes, with respect to the subject matter hereof, the entire agreement between the parties hereto and supercedes all prior agreements and understandings, oral or written, between the parties hereto.

18.        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be signed by telecopier and any such signature shall be valid and binding.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

XML - GLOBAL TECHNOLOGIES, INC.
By:__________________________________
Its:__________________________________

XML TECHNOLOGIES INC.
By:__________________________________
Its:__________________________________

XENOS GROUP INC.
By:__________________________________
Its:__________________________________

Approved and Accepted

BORDEN LADNER GERVAIS LLP
By:_____________________________
Partner